UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 14, 2017

NOVATION COMPANIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	000-22897	74-2830661
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2114 Central Street, Suite 600, Kansas City, MO		64108
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (816) 237-7000

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

As previously disclosed in a Current Report on Form 8-K filed by Novation Companies, Inc. (the “Company”) with the Securities and Exchange Commission on July 22, 2016, on July 20, 2016, the Company and its subsidiaries NovaStar Mortgage Funding Corporation, NovaStar Mortgage, LLC and 2114 Central, LLC (the “Subsidiaries,” and together with the Company, the “Debtors”) filed voluntary petitions (the cases commenced thereby, the “Bankruptcy Cases”) in the United States Bankruptcy Court for the District of Maryland (Baltimore Division) (the “Bankruptcy Court”) seeking relief under chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”). The Bankruptcy Cases are being jointly administered under the caption “In re Novation Companies, Inc., et. al.” Case Nos. 16-19745, 19747-19749-DER. The Debtors are operating as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code.

On February 14, 2017, the Company and NovaStar Mortgage, LLC (the “Plan Debtors”) filed with the Bankruptcy Court a proposed plan of reorganization (as may be amended, modified or supplemented from time to time, the “Proposed Plan”) for the resolution of the outstanding claims against and interests in the Plan Debtors pursuant to Section 1121(a) of the Bankruptcy Code. Furthermore, on February 14, 2017, the Plan Debtors filed with the Bankruptcy Court a related proposed disclosure statement (as may be amended, modified or supplemented from time to time, the “Proposed Disclosure Statement”). Information contained in the Proposed Plan and the Proposed Disclosure Statement is subject to change, whether as a result of further amendments to the Proposed Plan, third-party actions, or otherwise. Copies of the filed Proposed Plan and related Proposed Disclosure Statement are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively.

The Bankruptcy Court has scheduled a hearing on the Proposed Disclosure Statement for April 6, 2017.

This Current Report on Form 8-K is not intended to be, nor should it be construed as, a solicitation for a vote on the Proposed Plan. The Bankruptcy Court has not yet approved the Proposed Disclosure Statement as containing adequate information pursuant to Section 1125(b) of title 11 of the Bankruptcy Code for use in the solicitation of acceptances or rejections of the Proposed Plan. Accordingly, the filing and dissemination of the Proposed Disclosure Statement are not intended to be, and should not in any way be construed as, a solicitation of votes on the Proposed Plan, nor should the information contained in the Proposed Disclosure Statement be relied on for any purpose until a determination by the Bankruptcy Court that the Proposed Disclosure Statement contains adequate information.

The information in Item 7.01 of this Form 8-K, including the Exhibits described herein and furnished herewith, are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall it be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference therein.

Forward-Looking Statements

Statements in this report regarding the Company and its business that are not historical facts, are “forward-looking statements” within the meaning of Section 21E of the Exchange Act. Forward-looking statements are those that predict or describe future events, do not relate solely to historical matters and include statements regarding management's beliefs, estimates, projections, and assumptions with respect to, among other things, our future operations, business plans and strategies, as well as industry and market conditions, all of which are subject to change at any time without notice. Words such as “believe,” “expect,” “anticipate,” “promise,” “plan,” and other expressions or words of similar meanings, as well as future or conditional auxiliary verbs such as “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements. Actual results and operations for any future period may vary materially from those discussed herein. Some important factors that could cause actual results to differ materially from those anticipated include: the disposition and results of our Bankruptcy Cases; our ability to consummate the acquisition of an operating business; decreases in cash flows from our mortgage securities; our ability to remain in compliance with the agreements governing our indebtedness; the outcome of litigation actions pending against us or other legal contingencies; our compliance with applicable local, state and federal laws and regulations; compliance with new accounting pronouncements; the impact of general economic conditions; and the risks that are from time to time included in our filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as amended, and the Company’s Quarterly Reports on Form 10-Q for fiscal quarters ended March 31, 2016, June 30, 2016 and September 30, 2016. Other factors not presently identified may also cause actual results to differ. This report speaks only as of its date and we expressly disclaim any duty to update the information herein except as required by federal securities laws.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
99.1	Joint Chapter 11 Plan of Reorganization of Novation Companies, Inc. and NovaStar Mortgage LLC, dated as of February 14, 2017.
99.2	Disclosure Statement Regarding Joint Chapter 11 Plan of Reorganization, dated as of February 14, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVATION COMPANIES, INC.

DATE: February 15, 2017	/s/ Rodney E. Schwatken Rodney E. Schwatken Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Joint Chapter 11 Plan of Reorganization of Novation Companies, Inc. and NovaStar Mortgage LLC, dated as of February 14, 2017.
99.2	Disclosure Statement Regarding Joint Chapter 11 Plan of Reorganization, dated as of February 14, 2017.